FOR IMMEDIATE RELEASE

Contact: Tom Hoyer Executive Vice President, Chief Financial Officer (954) 759-6991	John Scherer Vice President, Treasurer (954) 760-6556

NATIONSRENT FOURTH QUARTER 2004 CONFERENCE CALL
SUPPLEMENTAL INFORMATION

FORT LAUDERDALE, Florida – April 7, 2005 – As announced on April 4, 2005, NationsRent Companies, Inc. will hold a conference call to discuss its fourth quarter financial results and general business conditions on Friday, April 8, 2005 at 2:00 p.m. Eastern Time (ET). The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission on March 31, 2005.

The conference call will include a discussion of EBITDA which is a non-GAAP financial measure of operating cash flow. The table below provides a reconciliation between net income and EBITDA for the periods indicated:

                                                   Non-GAAP Disclosure Reconciliation (1)
                                                   --------------------------------------
                                                                ($ in Millions)

                                                 Three Months Ended          Twelve Months Ended
                                                      December 31,                December 31,
                                                ----------------------      ------------------------
                                                 2004         2003           2004          2003
                                                 ----         ----           ----          ----

Net Income (loss)                           $    4.4      $   (19.6)     $   (0.6)     $   1,337.1

Reorganization items, net                       (1.0)           --           (1.9)        (1,401.1)

Rental equipment and vehicle depreciation       30.6           25.6         117.5             97.6

Rental equipment lease expense (2)               --             0.5           --              22.6

Vehicle lease expense (2)                        --             0.1           --               7.1

Non-rental equipment depreciation
   and amortization                              1.9            2.5           7.2             10.2

Non-cash restricted stock amortization           0.2            4.4           3.6              4.4

Interest expense, net                            7.3           10.7          30.3             18.9

Provision for income taxes                       0.0            --            0.0               --
                                            --------      ---------     ---------       ----------

EBITDA                                      $   43.4      $    24.1     $   156.1       $     96.8
                                            ========      =========     =========       ==========

(1) Our audited consolidated financial statements for the year ended December 31, 2002, the five months ended May 31, 2003, and the seven months ended December 31, 2003, and our unaudited consolidated financial statements for the three months ended March 31, 2004 and 2003, the three and six months ended June 30, 2004 and 2003 and the three and nine months ended September 30, 2004 and 2003 have been restated for the matters described in our Current Report on Form 8-K, dated March 30, 2005, and our Quarterly Reports on Form 10-Q/A for the periods ended June 30, 2004 and September 30, 2004, in each case as filed with the Securities and Exchange Commission in March 2005.

(2) During 2003 the Company restructured its rental equipment and vehicle operating leases which substantially eliminated lease expense related thereto. We believe adding back these expenses to net income for prior periods provides a better period-over-period comparison of EBITDA.

Management believes that earnings before interest, taxes, depreciation and amortization, rental equipment and vehicle lease expense and other non-cash items ("EBITDA") is relevant and useful information which is commonly used by analysts, investors and other interested parties. EBITDA is presented to provide additional information regarding our ability to meet our future debt service obligations, capital expenditures and working capital requirements. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with Generally Accepted Accounting Principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations, cash flows and liquidity. In addition, EBITDA is not a term defined by GAAP and, as a result, might not be comparable to similarly titled measures used by other companies.

The conference call information is:

Date: Friday, April 8, 2005
Time: 2:00 p.m. (ET)
Dial-In Number: (800) 218-0204

Replays of the conference call can be accessed from 4:00 p.m. (ET) on April 8, 2005 through 11:59 p.m. (ET) May 8, 2005, by dialing (800) 405-2236 plus the pass code 11027813#.

NationsRent is headquartered in Fort Lauderdale, Florida, and is one of the country's leading full service equipment rental companies and operates 267 locations (including 100 at Lowe’s Home Improvement locations) in 26 states. NationsRent stores offer a broad range of high-quality construction equipment with a focus on superior customer service at affordable prices with convenient locations in major metropolitan markets throughout the U.S. More information is available at http://www.nationsrent.com.

All statements other than statements of historical fact included in this news release regarding the Company's financial condition, business strategy, plans, anticipated growth rates, and objectives of management of the Company for future operations are forward-looking statements. Forward-looking statements are intended to provide management's current expectations or plans for the future operating and financial performance of the Company based upon information currently available and assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plans," "strategy," "project," and other words of similar meaning in connection with a discussion of future operating or financial performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors that include, but are not limited to, risks associated with the company's high degree of leverage, management's ability to successfully execute its business strategy, competition in the equipment rental industry, the economy in general or construction spending in particular, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. The Company has no current intention or obligation to update these forward-looking statements, even if its situation or expectations change in the future.